SETTLEMENT AGREEMENT AND MUTUAL RELEASE

WHEREAS, Midsummer Investment, Ltd. and Midsummer Small Cap Master, Ltd. (collectively, “Midsummer”) hold Warrants issued by Advanced Cell Technology, Inc. (“Advanced Cell”) dated August 30, 2006, August 31, 2007, August 31, 2007 and March 31, 2008 to purchase 218,761 shares, 871,527 shares, 5,536,765 shares and 3,346,667 shares respectively, which upon final adjustment on July 29, 2009 entitled the holder to purchase an aggregate of 19,027,991 shares to Advanced Cell common stock, and Warrants Nos. 2009-A-008-1 and 2010-A-008-1 entitling the holder to purchase an aggregate of 1,291,740 shares of Advanced Cell common stock respectively, in all cases subject to adjustments (all such Warrants being referred to herein as the “Warrants”); and

WHEREAS, Advanced Cell and Midsummer have been unable to agree upon the proper adjusted number of shares of common stock to be issued upon exercise of the Warrants; and

WHEREAS, the parties are now desirous of resolving their differences;

IT IS HEREBY AGREED, by and between the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as of the 9th day of August 2011, as follows:

1.           Upon execution of this Settlement Agreement and upon tender by Midsummer to Advanced Cell of all of the Warrants together with  duly executed Notices of Exercise:

A.           Advanced Cell shall (i) deliver to Midsummer an aggregate of 36,000,000 shares (subject to adjustment for reverse and forward stock splits, stock dividends, reclassifications and the like) of Advanced Cell common stock (the “Current Shares”), issuable upon surrender of the Warrants as a cashless exercise of the Warrants in respect of a partial exercise of Warrants, (ii) shall undertake to issue 30,585,774 additional shares (subject to adjustment for reverse and forward stock splits, stock dividends, reclassifications and the like) of Advanced Cell common stock (the “Future Shares”), as a cashless exercise of the remainder of the Warrants within ten days of the date that Advanced Cell shall have sufficient authorized and unissued shares of Common Stock (“Authorized Share Increase”) which are not otherwise reserved for issuance for other purposes to enable Advanced Cell to issue all of the Future Shares and (iii) shall issue 3,058,577 shares (subject to adjustment for reverse and forward stock splits, stock dividends, reclassifications and the like) of Advanced cell common stock (the “Additional Future Shares”) for every calendar month elapsed between the date of delivery of the Current Shares and the date following delivery of the Future Shares pursuant to the term of this Agreement.  Advanced Cell shall seek the Authorized Share Increase as soon as reasonably practical, and in any event within 12 months after the date hereof.  Upon obtaining the Authorized Share Increase, Advanced Cell shall reserve a sufficient number of shares thereunder in order to issue all of the Future Shares and Additional Future Shares issuable hereunder.  Of such shares, the Future Shares are issued in respect of the exercise of the entire unexercised portion of the Warrants and the Additional Future Shares are issued in respect of the delay from the date hereof until the date such Future Shares are freely tradable.  This Agreement hereby constitutes a cashless exercise by Midsummer of the Warrants as in effect on the date hereof, and Advanced Cell agrees that no further notices or actions by Midsummer are required.  The Company represents and warrants that all the Current Shares and the Future Shares, when issued, will be freely tradable and without restriction pursuant to Rule 144, as in effect on the date hereof.  All the Current Shares and Future Shares shall be electronically delivered to the following accounts of Midsummer (81.5% to Midsummer Investment, Ltd. and 18.5% to Midsummer Small Cap Master, Ltd. unless otherwise notified in writing by Midsummer) by DWAC within 48 hours following the execution of this Agreement by all of the parties hereto, in the case of the Current Shares, and within the time period required hereunder, in the case of the Future Shares:

DTC:

Midsummer Small Cap Master, Ltd.
DTC Clearing Number	0418
Institutional ID Number	94129
Agent ID Number	94129
Account Number	522-9580V
Account Name	Citigroup Global Markets Inc Prime Broker FAO
Midsummer Small Cap Master, Ltd.

Midsummer Investment Ltd.
DTC Clearing Number	0418
Institutional ID Number	94129
Agent ID Number	94129
Account Number	522-95784
Account Name	Citigroup Global Markets Inc Prime Broker FAO
Midsummer Investment, Ltd.

Such delivery of the Current Shares shall be a condition subsequent to this Agreement taking effect, such that if such Current Shares are not timely delivered this Agreement shall become null and void as if it were never entered into.

B.           Except for this Agreement, all other agreements between the parties hereto, including any agreements between Advanced Cell and any entity controlled by Midsummer or its principals are hereby deemed cancelled, null and void, and of no force or effect.

2.           Midsummer represents and warrants that except for the right to receive the Current Shares, the Future Shares and the Additional Future Shares hereunder, neither it, nor any of its Affiliates (as such term is defined in Rule 4.05 of the 1933 Act hold Warrants, promissory notes, derivative securities or other instruments of any kind entitling them to the delivery of shares or money from Advanced Cell.  Midsummer further represents and warrants that it (a) is acquiring the Additional Future Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the 1933 Act of 1933, and the rules and regulations promulgated thereunder; (b) understands that the Additional Future Shares have not been registered under the 1933 Act and must be held by Midsummer indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration; and (c) is an “accredited investor” as defined in Rule 501(a) under the 1933 Act, and by reason of its business and financial experience, and the business and financial experience of those persons retained by it to advise it with respect to its purchase of the Additional Future Shares, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

3.           Advanced Cell represents and warrants that this Agreement is a binding corporate obligation duly approved by its Board of Directors, or appropriate corporate officers and that it has not and will not, directly or indirectly, provide Midsummer, its agents or counsel with any information that Advanced Cell believes constitutes material non-public information.  Advanced Cell understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting the sale of the Current Shares and Future Shares.

4.           Midsummer agrees that until the earlier of (i) July 1, 2016 or (ii) the date on which all Common Stock Equivalents (as defined below) outstanding on the date hereof shall no longer be outstanding, neither Midsummer nor any Affiliate thereof will, without the prior written consent of Advanced Cell:

(a)           acquire, offer to acquire, or agree to acquire, or encourage or suggest to any third party that they acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise securities of Advanced Cell which would entitle the holder thereof to acquire at any time common stock of Advanced Cell, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, such common stock (“Common Stock Equivalent”) (provided that this provision shall not be deemed to prohibit open market transactions (whether long or short) of common stock of Advanced Cell by Midsummer or its Affiliates);

(b)           make any public announcement with respect to any matter described in subparagraph (a) above; or

(b)           form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in connection with any of the foregoing.

5.           Publicity, Confidentiality.  The parties shall and shall cause their respective Affiliates to, hold the terms of this Settlement Agreement and Mutual Release in strictest confidence except as set forth below.  Notwithstanding any provisions of this Agreement to the contrary, no provision of this Agreement shall prohibit any party from (a) filing any documents or making any disclosures required by the 1933 Act, the 1934 Act or the rules and regulations of the Securities and Exchange Commission (the “SEC”), applicable state securities agencies or upon advice of counsel rendered to Advanced Cell in good faith or making any other public disclosure required by the federal or state securities law, provided that the content of any document so filed does not violate any of the other terms and conditions of this Agreement unless such content constitutes disclosure required by any securities laws or rules or regulations promulgated from time to time by the SEC or applicable state securities agencies, (b) filing any documents or disclosing any information required to be filed or disclosed pursuant to the Internal Revenue Code of 1986, as amended, the rules and regulations thereunder, any applicable state or local tax code, or the rules and regulations under such state or local code, (c) responding to any legal subpoena or other judicially enforceable written request from any court or governmental agency of competent jurisdiction and testifying truthfully pursuant to such subpoena or other request, (d) enforcing any rights of such party under this Agreement, or (e) communication with counsel, accountants, auditors, brokers, consultants, advisors and other service providers who have a reasonable need to know the contents of this Agreement.

In the event that a party is required by law, rule, regulation, legal, judicial or regulatory proceeding, governmental or similar authority or by the rules of any recognized stock exchange or self-regulatory agency to disclose any information relating to this Settlement Agreement and Mutual Release, such party agrees that it shall promptly notify the other party in writing of the existence, terms and circumstances of any such request or requirement (unless such notice is prohibited by law, rule, regulation or the body, if any, making the request) so that the non-disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

Advanced Cell shall publicly disclose the material terms of this Agreement in either a Current Report on Form 8-K or on its Quarterly Report on Form 10-Q on or before August 15, 2011.

6.           Advanced Cell’s Release.  Advanced Cell hereby irrevocably, fully, and finally, without further word, deed, action, execution, or further documentation, releases and discharges Midsummer, their past and present officers, directors, employees, managers, heirs and representatives (“Midsummer Releasees”), from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, known or unknown which it, its successors and assigns now have or hereinafter may have against Midsummer Releasees, from the beginning of time up to and including the date of this Agreement, PROVIDED, HOWEVER, that nothing in this release shall limit or affect Advanced Cell’s rights to enforce this Agreement.

7.           Midsummer’s Release.  Midsummer hereby irrevocably, fully, and finally, without further word, deed, action, execution, or further documentation, release and discharge Advanced Cell and its past and present officers, directors, employees, managers, heirs, and representatives (“Advanced Cell’s Releasees”), from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, known or unknown which they, their successors and assigns now have or hereinafter may have against the Advanced Cell’s Releasees, from the beginning of time up to and including the date of this Agreement, including all claims in respect of derivative securities relating to issuances of Company securities prior to the date hereof irrespective of the price, if any, at which such securities were issued, PROVIDED, HOWEVER, that nothing in this release shall limit or affect Midsummer’s rights to enforce this Agreement or their rights to the Current Shares and Future Shares.

8.           Waiver of Rights Under California Civil Code § 1542.  Each of the Parties hereby expressly acknowledges that he or it is familiar with the provisions of Section 1542 of the California Civil code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if know by him or her must have materially affected his or her settlement with the debtor.

BEING AWARE OF THIS STATUTE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY AND KNOWINGLY WAIVES AND RELINQUISHES ANY RIGHTS HE OR IT MAY HAVE UNDER THIS STATUTE, AS WELL AS UNDER ANY OTHER STATUTE OR PRINCIPAL OF LAW OR EQUITY OF THE SAME OR SIMILAR EFFECT IN FORCE ANYWHERE IN THE WORLD, WITH REGARD TO THE RELEASES SET FORTH IN THIS AGREEMENT, AND HEREBY AGREES THAT NO SUCH STATUTE OR PRINCIPLE OF LAW OR EQUITY IN FORCE ANYWHERE IN THE WORLD, INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THE RELEASES SET FORTH IN THIS AGREEMENT.

9.           Attorney Advice.  Each of the Parties Warrants and represent that in executing this Agreement, such Party has relied on legal advice from the attorney of its choice, that the terms of this Settlement Agreement and Mutual Release and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Agreement.

10.        No Representations.  Each of the Parties acknowledge and represent that, in executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth in a written agreement.

11.         Disputed Claim.  This Agreement pertains to a disputed claim and does not constitute an admission of liability or wrongdoing by any Party for any purpose.

12.         Assignment.  The Parties represent and warrant that it/they are the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter. In the event that such representation is false, and any such claim or matter is asserted against any party hereto (and/or the successor of such party) by any party or entity who is the assignee or transferee of such claim or matter, the Party shall fully indemnify, defend and hold harmless the party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, demands, fees, expenses, liabilities, and damages which that party (and/or its successors) incurs as a result of the assertion of such claim or matter.  It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by a party under this indemnity.

13.         Authority to Bind Parties.  Each party executing this Agreement represents and warrants to the other parties that the individual executing this Agreement on behalf of each party has the power and authority to execute this Agreement and to bind the party to the terms and conditions of this Agreement by executing this Agreement.

14.         Survival of Warranties.  The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

15.         Modifications.  This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the parties to be charged with such modification.

16.         Agreement Binding on Successors.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.  The parties agree to execute all documents necessary to effectuate this transaction.

17.         Attorney’s Fees.  All parties hereto agree to pay their own costs and attorneys’ fees except as follows:

A.           In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party shall recover all of such party’s attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.  It being agreed and understood that no right is granted hereby to recover any fees or costs for any legal actions taken prior to the date of this Agreement.

B.           As used herein, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

18.         Notices. All notices shall be sent by overnight courier and by e-mail to the addresses designated below and shall be deemed received on the date of transmission.

If to Advanced Cell:	Mr. Gary Rabin
Interim CEO
Advanced Cell Technology, Inc.
1510 11th Street
Santa Monica, CA 290401
(310) 756-1212
grabin@advancedcell.com

with a copy to:	Thomas D. Washburne, Jr.
Venable LLP
750 E. Pratt Street, Suite 900
Baltimore, MD 21202
(410) 244-7744
twashburne@venable.com

If to Midsummer:	Alan Benaim
Midsummer Capital
295 Madison Avenue, 38th floor,
New York, NY 10017
(212) 624 5036
ab@midsummercapital.com

with a copy to:	Robert Charron
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10170-0002
Direct: (212) 931-8704
Facsimile: (212) 401 4741
rcharron@egsllp.com

19.         Governing Law; Forum.  This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.  All parties consent to the exclusive jurisdiction of the federal or state courts located in Los Angeles, California in connection with any dispute relating to this Agreement and agree that any lawsuits or actions relating to such disputes shall be commenced and maintained exclusively in the state or federal courts located in Los Angeles, California; all parties further agree to accept service of process by overnight courier in any such suit, to waive any defense based upon an inconvenient forum, and to waive any right to a trial by jury.

20.         Severability.  Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be effected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be a part of this Agreement.

21.         Counterparts and Facsimile Execution.  This Agreement may be executed in one or more counterparts or by facsimile, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.
MIDSUMMER INVESTMENT, LTD.

By:	/s/ Alan Benaim
Name: Alan Benaim
Title: Authorized Signatory

MIDSUMMER SMALL CAP MASTER, LTD.

By:	/s/ Alan Benaim
Name: Alan Benaim
Title: Authorized Signatory

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ Gary Rabin
Name: Gary Rabin
Title: Chief Executive Officer